                                  EXHIBIT 99.1

                                                            Contact:  Kurt Davis
                                                   Foundation Health Corporation
                                                                  (916) 631-5288
                                                      KURT_D_DAVIS@CCMAIL.FH.COM

                                                                     David Olson
                                                    Health Systems International
                                                                  (818) 719-6978
                                                           HTTP://WWW.HSINTL.COM
                                                               DOLSON@HSINTL.COM



               FOUNDATION HEALTH AND HEALTH SYSTEMS INTERNATIONAL
              TO COMBINE IN $3 BILLION MERGER-OF-EQUALS TRANSACTION


     -- New company, to be called Foundation Health Systems, Inc. (FHS), will be nation's fourth-largest publicly traded managed care company, with 5 million medical members in 16 states

     -- Merger partners have identified significant potential operational cost savings

     -- FHS will be financially strong and well-positioned for accelerating growth in the rapidly consolidating managed health care industry


     PUEBLO, COLO., RANCHO CORDOVA, CALIF. AND WOODLAND HILLS, CALIF. OCTOBER 1, 1996 -- Foundation Health Corporation (NYSE:FH) (Foundation) and Health Systems International, Inc. (NYSE:HQ) (HSI) today announced that they have agreed to combine in a merger-of-equals transaction valued at approximately $3 billion, based on the companies' combined market capitalization.

     Under the definitive agreement approved by both companies' boards of directors, Foundation and HSI will combine to form Foundation Health Systems, Inc. (FHS). On a pro forma basis, FHS would have recorded total annual revenues of $6.4 billion in

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the twelve months ended June 30, 1996.  Both companies expect FHS's calendar 1997 revenues to exceed $8 billion.

     Foundation and HSI have identified at least $110 million of annual operating synergies that they expect to realize following completion of the transaction. These synergies will be derived from consolidation of corporate overhead and administration, merging overlapping operations such as California HMOs, cross-selling of certain Foundation specialty products to HSI members, from the benefits of combined medical contracting and other savings.

     Completion of the transaction, which will be a tax-free combination and accounted for as a pooling of interests, is subject to shareholder and regulatory approval as well as other customary conditions and is expected to occur by the end of January 1997. The new company will operate on a calendar year for financial reporting purposes.

     Under the terms of the agreement, which is based on a fixed exchange ratio, Foundation will merge with and become a subsidiary of HSI, and HSI will simultaneously change its name to Foundation Health Systems. Each stockholder of Foundation will receive 1.3 FHS Class A common shares for each share of Foundation held. All outstanding HSI Class A common shares will continue to remain outstanding pursuant to the agreement (and will become an equivalent number of FHS Class A common shares). The California Wellness Foundation, which currently owns 19.3 million shares of Class B non-voting HSI stock, will continue to

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hold the same number of Class B non-voting shares of the new company.

     FHS will thus have approximately 124 million shares outstanding upon completion of the transaction, 61 percent of which will be owned by Foundation's stockholders and 39 percent by HSI's stockholders.

     "This transaction represents a unique opportunity to build value for both companies' members, providers, employer groups and, in turn, shareholders far beyond what either Foundation or HSI could have achieved independently," said Daniel D. Crowley, chairman, president and chief executive officer of Foundation. "I am particularly excited about HSI's fourth-generation medical management system and its medical management expertise in general, which can bring significant benefits to our members and providers. I look forward to working closely with Dr. Hasan, Jay Gellert and our combined management team to complete the transaction and establish Foundation Health Systems as one of the best and fastest-growing health care companies in the United States."

     "The new company will have highly complementary strengths," said Malik M. Hasan, M.D., chairman and chief executive officer of HSI. "The transaction will immediately establish FHS as a major national player, with strong market positions in California and the West and rapidly growing operations in Texas, Florida and the Northeast. The combined product line will cover virtually every facet of managed health care, including conventional health maintenance organizations (HMOs), Medicare-

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risk HMOs and other substantial government programs, workers' compensation and specialty products."

     Mr. Crowley will serve as FHS's chairman for the year following completion of the transaction. At the end of that period, Mr. Crowley will resign as chairman while remaining a director of the company.

     Dr. Hasan will be FHS' president and chief executive officer and will become chairman following Mr. Crowley's resignation.

     Jay M. Gellert, currently president and chief operating officer of HSI, will become executive vice president and chief operating officer of FHS. He will assume the president's title from Dr. Hasan after the first year.

     Kirk A. Benson, chief operating officer of Foundation's commercial operations will be a senior vice president of FHS and will play a major role in integration activities targeted at achieving anticipated synergies.

     Jeffrey L. Elder, Foundation's senior vice president and chief financial officer, will hold the same posts at the new company. Steven D. Tough, currently president and chief operating officer of Foundation's government programs, will continue to head those programs in FHS, principally including the operations serving military families covered by the Civilian Health and Medical Program of the Uniformed Services (CHAMPUS). Foundation currently serves 1.5 million CHAMPUS beneficiaries in seven states.

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     The FHS board of directors will be composed of 11 members, including
Mr. Crowley, Dr. Hasan and nine independent directors chosen by the two companies, five initially by Foundation and four by HSI. The new company will establish a single headquarters office at a site to be determined prior to closing.

     All FHS California HMO operations will be consolidated under Health Net in the months following completion of the merger. Both companies expect that the existing operating structure of Foundation's government and specialty businesses will be maintained.

     The definitive agreement provides for the payment of a termination fee, in certain events.

     Morgan Stanley & Co. Incorporated advised Foundation with regard to the transaction, and Salomon Brothers, Shattuck Hammond Partners, Smith, Barney Inc. and Volpe, Welty & Company advised HSI. Morgan Stanley, Salomon and Shattuck Hammond have rendered fairness opinions with regard to the transaction.

     Foundation also announced that in connection with the previously announced sale of its physician practice management operations and affiliated physician-owned medical groups, Foundation has reconsidered its prior accounting treatment for the medical groups. The evolution of the physician practice management industry has led Foundation, in consultation with its independent auditors, Deloitte & Touche LLP, to conclude that the operating results of such groups should be included in Foundation's consolidated financial statements. Accordingly, HSI and Foundation have agreed that Foundation will adjust

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previously issued consolidated financial statements to reflect operating losses incurred by the medical groups.

     The effect on Foundation's consolidated financial statements as a result of recognizing the losses from the medial groups is preliminarily expected to be $41 million ($.70 per share) in the fiscal year ended June 30, 1996 and $39 ($.70 per share) in fiscal 1995. If the sale of the physician practice management operations and affiliated medical groups to FPA Medical Management, Inc. (FPA) is consummated as anticipated, such adjustments will result in a gain on sale. As previously disclosed, the sale to FPA is currently awaiting regulatory and other approvals and is expected to close in November 1996, although there can be no assurance on the timing of the close or that the transaction will be completed.

     Certain statements contained in this press release are forward looking in nature and are believed to be reasonable based on information available to the companies' managements at this time. Actual results may vary due to changes in health care administrative cost trends, pricing, sales volume, the timing of new contract implementation and other factors. For further information, please see the risk factors sections of the two companies' periodic filings with the Securities and Exchange Commission.

     Foundation Health Corporation is a Fortune 500 managed care organization with headquarters in Rancho Cordova, California. Through its HMO, insured PPO and government contracts subsidiaries, the Company provides group, individual, Medicare,

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Medicaid and CHAMPUS coverage for more than three million individuals. In addition, the Company's subsidiaries offer managed care products related to workers' compensation, behavioral health, dental, vision and prescription drugs, and administrative services for medical groups and self-funded benefits programs.

     Health Systems International is one of the largest managed health care organizations in the United States. It serves more than 1.9 million members in nine states: California, Colorado, Connecticut, Idaho, New Jersey, New Mexico, Pennsylvania, Oregon and Washington. It also owns Preferred Health Network, Inc. (PHN), a preferred provider organization (PPO) network providing access to more than 4.6 million individuals in 38 states, and coordinates managed care products for multi-region employers. For five years in a row, HSI or QualMed, Inc., a predecessor company to HSI, has been included on FORTUNE Magazine's list of America's 100 fastest growing companies.

                                      # # #

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

THE COMPANIES AT A GLANCE


                                                    FOUNDATION HEALTH CORPORATION     HEALTH SYSTEMS INTERNATIONAL, INC.
                                                    -----------------------------     ----------------------------------
Headquarters:                                       Rancho Cordova, CA                Woodland Hills, CA and Pueblo, CO
Annual Revenues: (latest 12 months)                 $3.3 billion                      $3.0 billion
Shares Outstanding:                                 59 million                        48 million
Employees:                                          11,000                            4,000
States with HMOs: (ranked by enrollment)            California                        California
                                                    Arizona                           Connecticut
                                                    Florida                           Washington/Idaho
                                                    Utah                              Pennsylvania
                                                    Colorado                          Colorado
                                                    Oklahoma                          Oregon
                                                    Texas                             New Mexico
                                                    Louisiana
Enrollment:

     Group & Ind.                                   1.2 million                       1.6 million
     Medicare                                       87,000                            141,000
     Medicaid                                       260,000                           62,000
     CHAMPUS                                        1.5 million                       0
   TOTAL                                            3.1 million                       1.8 million
Other Products:                                     Workers' Compensation             Workers' Compensation Administrative
                                                                                      Services
                                                    Behavioral Health Programs        PPO Network
                                                    Pharmacy Benefit Management
                                                    Dental and Vision Coverage

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


                               FOUNDATION HEALTH SYSTEMS, INC.

                        MEDICAL COVERED LIVES, PRO FORMA AT JUNE 30,1996

                                         (IN THOUSANDS)

                                     FOUNDATION HEALTH CORPORATION                  HEALTH SYSTEMS, INTERNATIONAL, INC.
                       -------------------------------------------------------     -------------------------------------
                   COMMERCIAL HMO, INSURED PPO            GOVERNMENT   SUBTOTAL     COMMERCIAL HMO, INSURED PPO   SUBTOTAL  COMBINED
                                                                                                                              TOTAL
               -----------------------------------------  ----------   --------  -------------------------------  --------  -------
               GROUP AND   MEDICARE             COMMERCIAL   CHAMPUS      FH     GROUP AND   MEDICARE               HQ
   STATE      INDIVIDUAL     RISK    MEDICAID    SUBTOTAL    TRICARE    TOTAL    INDIVIDUAL    RISK     MEDICAID   TOTAL
----------    ----------   --------  --------   ----------  ---------  -------   ----------  --------   -------    -----
Arizona             313        40          7          360         0       360            0          0         0        0      380

California          577        21        199          797       640     1,437        1,210        114         0    1,324    2,761

Colorado             33         0          0           33         0        33           46         10         0       56       89

Connecticut           0         0          0            0         0         0          124          0        18      142      142

Florida              69        26         19          114         0       114            0          0         0        0      114

Louisiana            23         0          0           23        81       104            0          0         0        0      104

New Mexico            0         0          0            0         0         0           27          2         0       29       29

Oklahoma              2         0         25           27       116       143            0          0         0        0      143

Oregon                0         0          0            0        33        33           47          0         3       49       82

Pennsylvania          0         0          0            0         0         0           46         13        26       85       85

Texas                24         0          0           24       415       439            0          0         0        0      439

Utah                 87         0         10           97         0        97            0          0         0        0       97

Wash/Idaho            0         0          0            0       194       194           95          2        16      113      307

Other                67         0          0           67        50       117            0          0         0        0      117
                  ----       ----        ---       -----      -----     ----         -----       ----       ---    -----    -----
TOTAL             1,195        87        260        1,542     1,529     3,071        1,595        141        62    1,798    4,869
                  ----       ----        ---       -----      -----     ----         -----       ----       ---    -----    -----
                  ----       ----        ---       -----      -----     ----         -----       ----       ---    -----    -----


     COMBINED ENROLLMENT BY PRODUCT
  ------------------------------------
 Group &                         2,790
 Indiv.
 Medicare Risk                     228

 Medicaid                          322

 CHAMPUS                         1,529
                                 -----
 Total                           4,869
                                 -----
                                 -----

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